                                                                   EXHIBIT 12.1

GREAT LAKES CARBON CORPORATION
SELECTED HISTORICAL AND OTHER DATA

                                                                                                       SIX MONTHS ENDED
                                                                                                            JUNE 30,
                                                         YEAR ENDED DECEMBER 31,                 -----------------------------
                                               ---------------------------------------------               1-1-98-    5-22-98-
                                                1993     1994      1995      1996      1997       1997     5-21-98    6-30-98
                                               -----     -----    ------    ------    ------     ------    -------    -------
STATEMENT OF EARNNGS TO FIXED CHARGES:

(1) Income before income taxes                 4,878        55    21,451    42,707    34,675     14,590     8,363      3,297
                                               -----     -----    ------    ------    ------     ------    ------     ------
(2) Fixed charges:
     Interest expense                          2,063     1,819     1,543    8,419     7,801       4,067     2,927      3,381
     Capitalized interest                          0         0         0        0       808         423       562        195
     Interest portion of rental expense          808        741      794      792       817         409       313         87
                                               -----     -----    ------    ------    ------     ------    ------     ------
       Total fixed charges                     2,871     2,560     2,337     9,211     9,426      4,899     3,802      3,663

(3) Earnings:
     Income before income taxes                4,878        55    21,451    42,707    34,675     14,590     8,363      3,297
     Fixed charges                             2,871     2,560     2,337     9,211     9,426      4,899     3,802      3,663
     Capitalized interest                          0         0         0         0      (808)      (423)     (562)      (195)
                                               -----     -----    ------    ------    ------     ------    ------     ------
       Total earnings                          7,749     2,615    23,788    51,918    43,293     19,066    11,603      6,765
                                               -----     -----    ------    ------    ------      -----    ------     ------
                                               -----     -----    ------    ------    ------      -----    ------     ------
Earnings to fixed charges (3/2)                  2.7x      1.0x     10.2x      5.6x      4.6x       3.9x      3.1x       1.8x
                                               -----     -----    ------    ------    ------      -----    ------     ------



NOTES